UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

ITOCO INC.

(Exact name of registrant as specified in its charter)

Nevada	333-151840	45-0557179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880-50 West Liberty Street Reno, NV	89501
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (905) 829-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 8 - Other Events

Item 8.01 Other Events.

On August 4, 2020, Itoco Inc. (the “Company”) announced it will be bringing advanced molecular diagnostic technologies and a patented DNA test kit platform to market via a co-development agreement with ACGT DNA Technologies (“ACGT”). The Company will have various rights to market the technologies, initially to the state of New York, Canada, Mexico, and Germany. Other territories may be added to the arrangement over time. Profits from these territories shall be split equally with ACGT net of expenses. Additionally, the Company and ACGT shall establish a laboratory to co-develop products that can be used on the platform. The ACGT DNA Test Kit platform uses patented proprietary DNA and RNA analysis techniques to detect viruses and other disease-causing organisms. Test times have the potential to be significantly faster than current widely used technology. The system is at the advanced prototype stage and is available for demonstrative purposes.

A copy of the press release announcing the foregoing description is attached hereto as Exhibit 99.1.

Change in SIC code

In June 2020, the Company’s SIC code was changed to 8731 - Commercial Physical & Biological Research to reflect the change in business direction to the Biotechnology sector.

Section 9 – Financial Statement and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
99.1	Press release announcing ITOCO to Bring Molecular Diagnostic Technologies and a DNA Test Kit Platform to Market, dated August 4, 2020	Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITOCO INC. (Registrant)
Date: August 5, 2020	By: /s/ Michael Anthony Paul Michael Anthony Paul Chief Executive Officer

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